Exhibit 99.1

NEWS RELEASE

For further information, please contact Adele M. Skolits at 540-984-5161.

SHENANDOAH TELECOMMUNICATIONS COMPANY TO

HOLD CONFERENCE CALL ON NOVEMBER 6, 2008 TO DISCUSS THIRD QUARTER 2008 RESULTS

EDINBURG, VA, (October 21, 2008) – Shenandoah Telecommunications Company (Shentel, NASDAQ: SHEN) will host a conference call and simultaneous webcast at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time on November 6, 2008. The company expects to release its third quarter 2008 financial results on November 5, 2008.

The call is being webcast and can be accessed from the “Investor Relations” section of the company’s website (www.shentel.com). The webcast and a transcript of the call will also be archived on the company’s website. If you do not have internet access, the conference call dial-in number is 1-877-857-6150 and the pass code is 1044608. International parties can access the call by dialing 1-719-325-4827 and entering pass code 1044608. A telephonic replay of the conference call will also be available starting at 1 p.m. eastern time, on November 6 until November 20, 2008. To hear the replay, parties in the United States and Canada should call 1-888-203-1112 and international parties should call 1-719-457-0820 and enter pass code 1044608.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ Global Select Market under the symbol “SHEN.” The Company’s operating subsidiaries provide local and long distance telephone, Internet and data services, cable television, wireless voice and data services, alarm monitoring, and telecommunications equipment, along with many other associated solutions in the Mid-Atlantic and Southeastern United States.

/s/ Adele M. Skolits
Adele M. Skolits
Chief Financial Officer